As filed with the Securities and Exchange Commission on September 2, 2022

Registration No. 333-262261

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUTO PARTS 4LESS GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	7389	90-1494749
Incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification Number)

Incorp Services, Inc.
2360 Corporate Circle, Suite 400
Henderson, Nevada 89074
(702) 866-2500
(Name, address, telephone number of agent for service)

106 W. Mayflower
Las Vegas, Nevada 89030
(702) 267-6100
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies to:

Frederick M. Lehrer, P.A. Attorney and Counselor at Law Counsel to The 4Less Group, Inc. flehrer@securitiesattorney1.com (561) 706-7646	Marc Ross, Esq. Avital Perlman, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel.: (212) 930-9700

Approximate date of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

- ii -

The information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

EXPLANATORY NOTE

Auto Parts 4Less Group, Inc. is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-262261) (the “Registration Statement”) to file Exhibit 23.2 dated September 2, 2022 (Consent of LJ Soldinger) and Exhibit 5.1 – Opinion of Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P.A dated September 2, 2022, as well as the following additional exhibits: Exhibit 1.1 – Form of Underwriting Agreement; Exhibit 4.6 – Form of Common Stock Purchase Warrant; Exhibit 4.7 – Warrant Agent Agreement; Exhibit 4.8 – Representative Common Stock Purchase Agreement (the “Additional Exhibits”). Accordingly, this amendment consists only of the facing page, this explanatory note, the Exhibit Index, the Additional Exhibits, and the signature page to the Registration Statement. The remainder of the Registration Statement is unchanged and has therefore been omitted.

- iii -

Exhibits and Financial Statement Schedules

Exhibit #	Description
1.1	Form of Underwriting Agreement *
3.1	Articles of Incorporation dated November 27, 2007, filed with the State of Nevada on December 5, 2007 (previously filed with the SEC on July 22, 2008 as Exhibit 3.1 to Form S-1 dated July 21, 2008)
3.2	Certificate of Amendment to Articles of Incorporation effective date January 15, 2010, filed with the State of Nevada on December 16, 2009 (previously filed with the SEC on January 7, 2010 as Exhibit 3.1 to Form 8-K dated January 7, 2010)
3.3	Certificate of Correction dated January 4, 2010, filed with the State of Nevada on January 4, 2010 (previously filed with the SEC on January 7, 2010 as Exhibit 3.2 to Form 8-K dated January 7, 2010)
3.4	Bylaws of the Company dated November 27, 2007, filed with the State of Nevada on December 5, 2007 (previously filed with the SEC on July 22, 2008 as Exhibit 3.2 to Form S-1 dated July 21, 2008)
4.1	Amended and Restated and Restated Certificate – Preferred C Stock (previously filed with the SEC on July 15, 2021 on Form 8-K as Exhibit 4.1)
4.2	Certificate of Rights and Preferences – Preferred A Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.1)
4.3	Certificate of Rights and Preferences – Preferred B Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.2)
4.4	Certificate of Rights and Preferences – Preferred C Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.3)
4.5	Certificate of Rights and Preferences – Preferred D Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.4)
4.6	Form of Common Stock Purchase Warrant *
4.7	Warrant Agent Agreement *
4.8	Representative Common Stock Purchase Warrant *
5.1	Opinion of Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. dated September 2, 2022 *
14	Code of Ethics **
21	List of Subsidiaries (previously filed with the SEC as Exhibit 21 to Form S-1 dated September 5, 2021)
23.1	Consent of Frederick M. Lehrer, P. A. (included in Exhibit 5.1) *
23.2	Consent of LJ Soldinger dated September 2, 2022 *
99.1	Consent of Sheldon Reinhart **
99.2	Consent of Roger P. Schrum **
99.3	Consent of Danny Johnson, Jr. **
99.4	Consent of Ken Kaufman **
99.5	Audit Committee Charter **
99.6	Nominating Committee Charter **
99.7	Compensation Committee Charter **
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document. *
101.SCH	Inline XBRL Taxonomy Extension Schema Document *
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document *
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document *
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101) *
107	Calculation of Filing Fee Tables **

__________

* Filed herein

** Previously filed with the SEC on August 30, 2022 as an exhibit to Form S-1/A Amendment No. 1 dated August 29, 2022.

II-1

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1/A (Amendment Number 3) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada on September 2, 2022.

By:	/s/ Tim Armes
Tim Armes Chief Executive Officer Chief Financial Officer (Principal Executive Officer) (Principal Financial Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the date indicated above.

By:	/s/ Tim Armes
Tim Armes, Director

By:	/s/ Tim Armes
Tim Armes Chief Executive Officer Chief Financial Officer (Principal Executive Officer) (Principal Financial Officer)

II-2